UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 14, 2013 (February 14, 2013)

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 14, 2013, Tenneco Inc. announced organizational changes that will align its businesses along product lines to support the company’s plans for revenue and earnings growth and its longer-term strategic vision. The company established a Clean Air division, which includes Tenneco’s emissions control businesses, and a Ride Performance division, comprised of its ride control businesses. Accordingly, effective for the first quarter of 2013, the company’s reportable segments for financial reporting purposes will now consist of the following six segments: Clean Air North America; Clean Air Europe, South America and India; Clean Air Asia Pacific; Ride Performance North America; Ride Performance Europe, South America and India; and Ride Performance Asia Pacific. Attached to this Current Report on Form 8-K and incorporated herein by reference as Exhibit 99.1 is selected supplemental financial information related to the company’s previously issued historical financial information that is revised on a basis that is consistent with the reorganization of the company’s reportable segments.

ITEM 8.01	OTHER EVENTS

As noted above, on February 14, 2013, Tenneco announced organizational changes that have resulted in the establishment of a Clean Air division, which includes Tenneco’s emissions control businesses, and a Ride Performance division, comprised of its ride control businesses. Accordingly, for the first quarter of 2013, the company’s reportable segments for financial reporting purposes will now consist of the following six segments: Clean Air North America; Clean Air Europe, South America and India; Clean Air Asia Pacific; Ride Performance North America; Ride Performance Europe, South America and India; and Ride Performance Asia Pacific.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Press release issued February 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: February 14, 2013	By:	/s/ James D. Harrington
James D. Harrington
Senior Vice President, General Counsel and Secretary